           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
Oppenheimer International Value Fund:

We consent to the incorporation by reference in this Registration Statement of Oppenheimer International Value Fund on Form N-14 of our report dated June
12, 2008, appearing in the Combined Prospectus and Proxy Statement and in the
Statement of Additional Information, which are part of such Registration
Statement.

                               /s/ KPMG LLP
                               ----------------------
                                   KPMG LLP

Denver, Colorado
July 25, 2008